CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Principal Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Institutional Trust (the “Registrant”), each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Legg Mason Partners Institutional Trust	Legg Mason Partners Institutional Trust

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: April 27, 2026	Date: April 27, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.